UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a -12

Western Uranium & Vanadium Corp.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WESTERN URANIUM & VANADIUM CORP.

NOTICE AND ACCESS NOTIFICATION TO SHAREHOLDERS

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2023

You are receiving this notification as Western Uranium & Vanadium Corporation (“Western” or the “Corporation”) has decided to use the notice and access model (“Notice and Access”), provided for under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, for the delivery of meeting materials to its shareholders. In respect to the Corporation’s annual general and special meeting of shareholders to be held on June 29, 2023 (the “Meeting”), instead of receiving paper copies of the Corporation’s management information circular, audited annual consolidated financial statements, MD&A and Form 10-K annual report for the year ended December 31, 2022 (which serves as the Corporation’s annual report to shareholders) (the “Meeting Materials”), shareholders are receiving this notice with information on how they may access the Meeting Materials electronically. However, together with this notification, shareholders continue to receive a proxy or voting instruction form, as applicable, enabling them to vote at the Meeting. The use of this alternative means of delivering Meeting Materials is more environmentally friendly and will reduce the Corporation’s printing and mailing costs.

MEETING DATE AND LOCATION: The Meeting will be held at 10:00 a.m. (local time) on Thursday, June 29, 2023 at Western’s Colorado Operations Office located at 31525 Highway 90 Road, Nucla, Colorado 81424, with

SHAREHOLDERS BEING ASKED TO CONSIDER AND/OR VOTE ON THE FOLLOWING MATTERS:

1.	Financial Statements: To receive the audited annual consolidated financial statements of the Corporation for the fiscal period ended December 31, 2022 with the report of the auditors therein;

2.	Election of Directors: To re-elect the directors of the Corporation for the ensuing year;

3.	Appointment of Auditors: To re-appoint MNP LLP as the auditors of the Corporation for the ensuing year and to authorize the Directors to fix their remuneration;

4.	To approve the 2023 Incentive Stock Option Plan of the Corporation;

5.	To approve the Shareholder Rights Plan of the Corporation; and

6.	Other Business: To consider and, if thought fit, act on other items of business that may be properly brought before the Meeting and any adjournment thereof.

SHAREHOLDERS ARE REMINDED TO REVIEW THE MEETING MATERIALS PRIOR TO VOTING.

Meeting materials can be accessed online at www.sedar.com, www.sec.gov/edgar or www.western-uranium.com/annual-general-meetings.html.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

Beneficial shareholders may request paper copies of the Meeting Materials be sent to them by postal delivery at no cost. Requests for Meeting Materials may be made up to one year from the date the information circular was filed on SEDAR, by contacting Capital Transfer Agency at toll free 1 (844) 499-4482 (US and Canada), 1(416) 350-5007 (local) or by email at voteproxy@capitaltransferagency.com. Requests should be received on or before June 15, 2023 in order to receive the Meeting Materials in advance of the Meeting.

VOTING

Registered Shareholders are asked to return their proxies using the following methods by the proxy deposit date:

Mail: Capital Transfer Agency ULC, 390 Bay Street, Suite 920, Toronto, ON M5H 2Y2

Fax:  (416) 350-5008 / Email: voteproxy@capitaltransferagency.com

Shareholders with questions about Notice and Access may contact the Capital Transfer Agency by phone at toll free 1(844)499-4482 (US and Canada), 1(416)350-5007 (local) or by email at voteproxy@capitaltransferagency.com.

Dated the 24th day of May 2023.

BY ORDER OF THE BOARD OF DIRECTORS

“George Glasier”

President, Chief Executive Officer, and Director